UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2022

ATAI LIFE SCIENCES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-40493	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Mindspace

Krausenstraße 9-10

10117 Berlin, Germany

(Address of principal executive offices) (Zip Code)

+49 89 2153 9035

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, €0.10 par value per share	ATAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 25, 2022, ATAI Life Sciences N.V. (the “Company”) held its annual general meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders approved the amendment in their entirety of the Company’s articles of association (as amended, the “Amended Articles”) to: (i) add a new clause to expressly require a quorum of, at least, 33-1/3% of the common shares at any general meeting of shareholders (the “Quorum Amendment”); and (ii) add a new clause providing that the sole and exclusive forum for any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended, to the fullest extent permitted by applicable law, shall be the federal district courts of the United States of America (the “Federal Forum Selection Amendment”) .

The Amended Articles, along with a copy marked to show changes from the prior articles of association (additions are underlined), are filed herewith as Exhibits 3.1 and 3.2, respectively. The foregoing descriptions of the Quorum Amendment and the Federal Forum Selection Amendment contained in the Amended Articles do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Articles, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 25, 2022, the Company held the Annual Meeting. As of April 27, 2022, the record date for the Annual Meeting, there were approximately 160,732,785 common shares outstanding. Each common share is entitled to one vote on any matter presented at the Annual Meeting as a voting item.

The following are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2022.

Proposal 1 - Appointment of the external auditor for the fiscal year 2022 for purposes of Dutch law:

For	Against	Abstain	Broker Non-Votes
107,119,813	88,804	17,817	—

Proposal 2 - Re-appointment of Michael Auerbach as a supervisory director:

For	Against	Abstain	Broker Non-Votes
80,348,058	5,794,991	11,633	21,071,752

Proposal 3 - Re-appointment of Jason Camm as a supervisory director:

For	Against	Abstain	Broker Non-Votes
81,684,717	4,457,026	12,939	21,071,752

Proposal 4 - Extension of the authorization of the Company’s management board to issue shares and grant rights to subscribe for shares:

For	Against	Abstain	Broker Non-Votes
79,008,645	6,615,456	530,581	21,071,752

Proposal 5 - Extension of the authorization of the Company’s management board to limit and exclude pre-emption rights:

For	Against	Abstain	Broker Non-Votes
79,521,997	6,594,871	37,814	21,071,752

Proposal 6 - Extension of the authorization of the Company’s management board to acquire shares (or depositary receipts for such shares) in the Company’s capital:

For	Against	Abstain	Broker Non-Votes
81,266,631	4,874,724	13,327	21,071,752

Proposal 7 - Articles Amendment A - Approval of amendment of Articles of Association to provide for a quorum of, at least, 33-1/3% of common shares at any general meeting of shareholders and authorization to implement such amendment:

For	Against	Abstain	Broker Non-Votes
81,462,359	124,094	4,568,229	21,071,752

Proposal 8 - Articles Amendment B - Approval of amendment of Articles of Association to include U.S. federal forum selection clause and authorization to implement such amendment:

For	Against	Abstain	Broker Non-Votes
85,906,597	214,999	33,086	21,071,752

Based on the foregoing votes, the shareholders re-appointed Michael Auerbach and Jason Camm as supervisory directors to serve until the 2025 annual general meeting of shareholders of the Company, and approved Proposals 1, 4, 5, 6, 7 and 8.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Association of ATAI Life Sciences N.V., as amended on May 25, 2022.

3.2	Articles of Association of ATAI Life Sciences N.V., as amended on May 25, 2022, marked to show amendments.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATAI LIFE SCIENCES N.V.

Date: May 27, 2022	By:	/s/ Florian Brand
	Name:	Florian Brand
	Title:	Chief Executive Officer